UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2011

XOMA LTD.
(Exact name of registrant as specified in its charter)

BERMUDA
(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commision File Number)	(IRS Employer Identification No.)
2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(510) 204-7200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers.

(e)           The Board of Directors (the “Board”) of XOMA Ltd. (the “Company”), in connection with its annual review of the compensation of the Company’s officers and following the recommendation of the Compensation Committee of the Board, has approved salary increases for 2011, has determined that management successfully achieved corporate objectives for 2010 in excess of the minimum required by the CEO Incentive Compensation Plan (the “CICP”) and the Management Incentive Compensation Plan (the “MICP”) in order to make awards thereunder and has made awards thereunder.  The following sets forth the amount of 2011 salary and the amount of each such award for each of the executive officers who were named in the Summary Compensation Table of the Company’s 2010 Proxy Statement: Steven B. Engle (Chairman of the Board, Chief Executive Officer and President) - 2011 salary of $551,550, and $246,130 awarded under CICP; Patrick J. Scannon, M.D., Ph.D. (Executive Vice President and Chief Scientific Officer) - 2011 salary of $410,940, and $179,539 awarded under MICP; Fred Kurland (Vice President, Finance and Chief Financial Officer) - 2011 salary of $332,100, and $166,681 awarded under MICP; Christopher J. Margolin (Vice President, General Counsel and Secretary) - 2011 salary of $355,720, and $146,660 awarded under MICP; and Charles C. Wells (Vice President, Human Resources and Information Technology) - 2011 salary of $319,945, and $132,721 awarded under MICP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 1, 2011

XOMA LTD. By: /s/ Christopher J. Margolin Christopher J. Margolin Vice President, General Counsel and Secretary